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                                                                    EXHIBIT 10.5

                   REVOLVING DOMESTIC LINE OF CREDIT AGREEMENT
                    AMENDED BY THE FIFTH EXTENTION AGREEMENT

                   FIFTH LOAN EXTENSION AGREEMENT - U.S. BANK

               This Fifth Loan Extension Agreement (the "Fifth Amendment") is entered into on March 10, 2000, between U.S. BANK NATIONAL ASSOCIATION ("U.S. Bank") and DAW TECHNOLOGIES, INC. ("Daw").

                                    RECITALS

               A. On or about April 17, 1998, Daw and U.S. Bank entered into a loan agreement. The loan agreement was modified and amended by the terms of a modification and forbearance agreement dated September 10, 1998, a second modification and forbearance agreement dated October 10, 1998, a loan extension agreement dated November 18, 1998, a second loan extension agreement dated February 26, 1999, a third loan extension agreement (which was set forth in a letter from U.S. Bank to Daw) dated June 10, 1999, and a fourth loan extension agreement dated on or about September 29, 1999. The above-described loan agreement, as amended, is referred to herein as the "Loan Agreement."

               B. Pursuant to the terms of the Loan Agreement, U.S. Bank provides a revolving credit facility to Daw. Capitalized terms used in this Fifth Amendment that are not defined herein shall have the meanings assigned to those terms in the Loan Agreement.

               C. Daw is obligated to U.S. Bank pursuant to a promissory note dated August 6, 1997, in the principal amount of $8,000,000 (which note, as amended, is referred to herein as the "Note"). As of March 7, 2000, Daw owes U.S. Bank the principal amount of $5,112,965.64, accrued interest of $115,384.17, and late charges of $11,006.48 pursuant to the Note.

               D. Interest continues to accrue on Daw's obligations to U.S. Bank pursuant to the Note on and after March 7, 2000. In addition, Daw is obligated to reimburse U.S. Bank (or pay directly if requested to do so by U.S. Bank) for fees and costs incurred by U.S. Bank in connection with its banking relationship with Daw, including reasonable attorney fees.

               E. The debts and obligations of Daw to U.S. Bank pursuant to the Loan Agreement and the Note are referred to below collectively as the "Indebtedness."

               F. The Indebtedness is secured by security interests and liens in, among other things, all of Daw's existing and after-acquired accounts, chattel paper, contract rights, equipment, fixtures, general intangibles, and inventory (and the products and proceeds of all of those assets). The security agreements executed by Daw that grant the security interests and liens described in the preceding sentence are referred to below as the "Security Agreements."


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The personal property of Daw in which security interests and liens have been granted in favor of U.S. Bank pursuant to the Security Agreements is referred to below as the "Collateral."

               G. The Loan Agreement, the Note, the Security Agreements, and the other documents executed by Daw in favor of U.S. Bank are referred to herein as the "Loan Documents."

               H. The credit commitment extended by U.S. Bank to Daw pursuant to the Loan Agreement has expired. Furthermore, the amount owed by Daw pursuant to the Loan Agreement and the Note exceeds the Borrowing Base. As a result, Daw is not entitled to any additional credit under the credit facility governed by the Loan Agreement. Notwithstanding the foregoing, U.S. Bank in its discretion has made certain advances to Daw following the expiration of the revolving credit facility governed by the Loan Agreement.

               I. Daw has asked U.S. Bank to extend the maturity date of the revolving credit facility provided by U.S. Bank to Daw and to continue to make credit available to Daw thereunder. U.S. Bank is willing to do so, subject to the terms and conditions set forth in this Fifth Amendment.

               NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties agree as follows:

                              TERMS AND CONDITIONS

                                    SECTION I

                             AVAILABILITY OF CREDIT

               1.1 Acknowledgment of Amounts Owed. Daw hereby acknowledges and agrees that the amounts of principal and interest specified in Recital C above with respect to the Note are payable to U.S. Bank without offset, defense, counterclaim, or claim of recoupment. In addition, Daw acknowledges its obligation to pay U.S. Bank the amounts referred to in Recital D to this Fifth Amendment.

               1.2 Maximum Amount of Credit Available. From the effective date of this Fifth Amendment through and including March 18, 2000, the maximum amount of credit available to Daw pursuant to the revolving credit facility evidenced by the Note shall be the lesser of (a) $5,500,000, or (b) the Borrowing Base (as that term is defined in the Loan Agreement before the modifications and amendments to the definition of that term effected by this Fifth Amendment) plus $1,400,000. From March 19, 2000, through and including August 31, 2000, the maximum amount of credit available to Daw pursuant to the revolving credit facility evidenced by the Note shall be the lesser of (x) $5,000,000, or (y) the Borrowing Base (as defined in the following paragraph of this Fifth Amendment). It is the contemplation of Daw and U.S. Bank that in order for Daw to be in compliance with the terms and conditions of the preceding sentence as of March 19, 2000, Daw either will have to have procured the Credit Insurance Policy (as defined in paragraph 1.3 below) and be in a position to borrow against Eligible Insured Foreign Accounts (as defined in paragraph 1.3 below), or shall use a portion of an equity capital contribution recently obtained by means of a private placement of securities of


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Daw to pay down the amount owed pursuant to the Note to the level of the
Borrowing Base. Daw hereby acknowledges and agrees that on or before March 19, 2000, Daw shall take one of the actions described in the preceding sentence to insure that as of such date (and thereafter) the amount owed pursuant to the Note does not exceed the lesser of the amounts described in the second sentence of this paragraph. If at any time the amount outstanding pursuant to the Note exceeds the maximum amount of credit available to Daw at the time in question, Daw within three business days shall pay U.S. Bank an amount equal to such excess (and Daw's failure to make such payment shall constitute an Event of Default under Section 5.1(a) of this Fifth Amendment).

               1.3 New Definition of the Borrowing Base. Following the date of this Fifth Amendment, except as specified in the first sentence of paragraph 1.2 above, the term "Borrowing Base," as used herein and in the Loan Agreement shall mean the sum of 75 percent of Eligible Domestic Accounts and 90 percent of Eligible Insured Foreign Accounts. As used in this Fifth Amendment, the terms "Eligible Domestic Accounts" and "Eligible Insured Foreign Accounts" have the following meanings:

               "Eligible Domestic Accounts" means all Eligible Accounts of Daw, Intelligent Enclosures, Inc., Translite Systems, Inc., Daw Technologies Contract Mfg. Services, Inc., Daw Technologies Europe, Ltd., or Daw Construction Services, Inc. (which entities other than Daw are referred to herein as the "Guarantors") with respect to which (a) the Account Debtor is a resident of the United States, or an entity incorporated or otherwise organized under the laws of a state in the United States, (b) the account arises out of goods sold or services performed by Daw or one of the Guarantors in the United States, and (c) the goods sold or services performed are delivered or provided to the Account Debtor in the United States.

               "Eligible Insured Foreign Accounts" means (a) Eligible Accounts of Daw or the Guarantors with respect to which the Account Debtor is not a resident of the United States or an entity incorporated under the laws of a state in the United States, to the extent that such accounts are covered by and insured under the Credit Insurance Policy (as defined below). Notwithstanding anything in this Fifth Amendment to the contrary, an account receivable that initially was an Eligible Insured Foreign Account shall not cease to be an Eligible Insured Foreign Account because it was not timely paid by the Account Debtor, provided that (a) the Account Debtor does not dispute its obligation to pay the account in question and (b) Daw (or the Guarantor, as applicable) (i) has timely complied with all provisions of the Credit Insurance Policy regarding proof of loss (including any requirements involving making demand for payment on the Account Debtor and submitting proof of loss to the insurer), (ii) has complied with the provisions of paragraph 1.11 of this Fifth Amendment (if such


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               provisions are applicable to the account or accounts in
               question), and (iii) has made a claim under the Credit Insurance Policy with respect to the account in question before the deadline under the Credit Insurance Policy for filing a claim of loss with respect to the full amount of the account.

               As used herein, the term "Credit Insurance Policy" means a policy of insurance obtained by Daw, which must be in a form satisfactory to U.S. Bank and issued by an insurer satisfactory to U.S. Bank in its good faith discretion, insuring the payment of accounts receivable of Daw or the Guarantors with respect to which the Account Debtor is not a resident of the United States, or an entity incorporated or otherwise organized under the laws of a state in the United States. The Credit Insurance Policy shall name U.S. Bank as an additional insured or additional loss payee.

               1.4 Amendment of Definition of Eligible Accounts. The definition of the term "Eligible Accounts" in the Loan Agreement hereby is modified and amended to add the following items to the list of matters that are not Eligible
Accounts:

                    (l) Accounts receivable from Western Star to the extent that
                Western Star has provided operating financing to Daw or has made any other loan or capital contribution to Daw that would give Western Star a right of offset against Daw.

                    (m) Deposits paid by customers of Daw for goods or services to be provided by Daw.

                    (n) Retainage.

                    (o) Prebillings.

                    (p) Progress billings in excess of the amount permitted by the terms of the applicable contract.

                    (q) Earned but unbilled revenue.

                    (r) Claims by Daw for work beyond the scope of the original contract for which no change order has been issued and approved by the other party to the contract in question.

               1.5 Loan Extension Fee. Prior to or contemporaneously with the execution of this Fifth Amendment, Daw shall pay U.S. Bank a loan extension fee of $30,000.

               1.6 Applicable Interest Rate. On or after the date of this Fifth Amendment, the interest rate charged on the principal amount outstanding pursuant to the Note shall be U.S. Bank's Prime Rate (as defined below) plus 3 percent per annum (fully floating). As used in this Fifth Amendment, the term "Prime Rate" means the rate of interest that U.S. Bank from time to


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time establishes as its prime rate or reference rate. The Prime Rate is not necessarily the lowest rate of interest that U.S. Bank collects from any borrower, or class of borrowers.

               1.7 Amendment of the Note. Contemporaneously with the execution of this Fifth Amendment, Daw shall execute and deliver to U.S. Bank a document in form and content satisfactory to U.S. Bank amending the Note (the "Note Amendment Agreement") to reflect the revised maturity date thereof and the new interest rate thereon. Following the execution of this Fifth Amendment and the Note Amendment Agreement by Daw, references in the Loan Agreement to the Note shall mean the Note, as amended by the Note Amendment Agreement.

               1.8 Information Regarding Credit Insurance Policy. Daw hereby agrees that it promptly shall provide U.S. Bank with a copy of the Credit Insurance Policy, all endorsements, riders, schedules, and exhibits to that policy, all modifications or amendments of the Credit Insurance Policy, and all notices received by Daw from the insurer under the Credit Insurance Policy. In addition, Daw immediately shall notify U.S. Bank in writing of the receipt by Daw of any communication from the insurer under the Credit Insurance Policy informing Daw of the insurer's intention to terminate or cancel the Credit Insurance Policy. Daw shall obtain the agreement (in writing) of the insurer under the Credit Insurance Policy to give U.S. Bank at least 30 days' prior written notice of the insurer's intended termination, cancellation, or material modification of the Credit Insurance Policy. Daw hereby acknowledges and agrees that if Daw fails to timely pay the policy premium with respect to the Credit Insurance Policy, U.S. Bank may (but shall not be required to) pay such premium and the amount paid by U.S. Bank shall become part of the Indebtedness.

               1.9 Information Regarding Foreign Accounts. Daw hereby agrees that it promptly shall deliver to the insurer under the Credit Insurance Policy or to U.S. Bank all information requested by such insurer, or by U.S. Bank, as the case may be, regarding Daw's (and the Guarantors') foreign accounts receivable, or such other matters identified by the insurer or U.S. Bank in relation to Daw's (or the Guarantors') foreign accounts or the insurance thereof.

               1.10 Assignment of Rights Under the Credit Insurance Policy. Daw hereby assigns to U.S. Bank as security for the Indebtedness all of Daw's rights under the Credit Insurance Policy (including, but not limited to, its right to receive any payments thereunder). Prior to the inclusion of Eligible Insured Foreign Accounts in the Borrowing Base, Daw shall deliver to U.S. Bank written evidence satisfactory to U.S. Bank that the insurer under the Credit Insurance Policy has been notified of the assignment effected by the preceding sentence of this Agreement and acknowledges that assignment. The assignment described in the two preceding sentences shall extend to rights (if any) of the Guarantors under the Credit Insurance Policy and Daw shall cause the Guarantors to promptly take reasonable steps to effect the assignment of their rights (if any) under the Credit Insurance Policy to U.S. Bank.

               1.11 Claim Procedure. Daw acknowledges that U.S. Bank's agreement to make Advances available to Daw based upon Eligible Insured Foreign Accounts is conditioned upon Daw obtaining credit insurance with respect to Eligible Insured Foreign Accounts. Furthermore, Daw acknowledges that U.S. Bank is not prepared to extend credit to Daw secured by Eligible Accounts other than Eligible Domestic Accounts unless such other accounts are insured under the Credit Insurance Policy and Daw (or a Guarantor, as applicable) takes all steps required by that policy to recover payment from the insurer with respect to Eligible Insured Foreign


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Accounts that are not paid by the Account Debtor. In that regard, Daw recognizes that U.S. Bank expects Daw (or a Guarantor, as applicable) to strictly and timely comply with all provisions of the Credit Insurance Policy related to filing claims under the policy, providing proof of loss under the policy, and notifying account debtors of their defaults as required by the Credit Insurance Policy and Daw hereby agrees to timely comply (or cause the Guarantors to timely comply) with all such provisions of the Credit Insurance Policy. Daw hereby irrevocably appoints U.S. Bank as Daw's true and lawful attorney (such appointment being coupled with an interest), with full power of substitution, in the name of Daw, to take any and all steps or actions required by the Credit Insurance Policy to timely and appropriately assert a claim under that policy, subject to the conditions specified in this Agreement. Daw hereby agrees that if Daw has not submitted (or caused the Guarantors to submit) a claim with respect to a past-due Eligible Insured Foreign Account within 60 days of the deadline for submitting a claim under the Credit Insurance Policy for full payment of the account in question, Daw shall deliver to U.S. Bank a completed claim form with respect to the account in question (which claim form shall be in form and content satisfactory to the insurer under the Credit Insurance Policy and shall be accompanied by any and all materials required by the insurer to establish proof of loss). At the same time, Daw shall notify U.S. Bank in writing whether Daw intends to make a claim (or cause the Guarantor in question to make a claim) under the Credit Insurance Policy with respect to the account in question. If
Daw informs U.S. Bank that Daw does not intend to make a claim under the Credit Insurance Policy with respect to an account (or cause the Guarantor in question to make a claim), the account in question shall cease to be an Eligible Insured Foreign Account and Daw within three business days shall pay U.S. Bank the amount by which Daw's obligation under the Note exceeds the Borrowing Base (exclusive of the account in question) (and Daw's failure to make such payment shall constitute an Event of Default under paragraph 5.1(a) of this Fifth Amendment). Furthermore, if Daw fails to timely provide the notice and the claim form specified above, or if Daw has not taken (or caused the Guarantor in question to take) any action that U.S. Bank reasonably believes is a condition precedent under the Credit Insurance Policy to receive payment in full under that policy of a claim with respect to an account included in the Borrowing
Base, and if Daw fails to provide the notice and claim form (or take action with respect to a claim under the Credit Insurance Policy, as applicable) within three business days of U.S. Bank giving Daw written notice of such failure or inaction, then the account in question shall cease to be an Eligible Insured Foreign Account and Daw shall have three business days to pay U.S. Bank an amount equal to the amount by which the indebtedness under the Note exceeds the Borrowing Base following the removal of that account from the Borrowing Base
(and Daw's failure to make such payment shall constitute an Event of Default under paragraph 5.1(a) of this Fifth Amendment). If Daw fails to make the payment required by either of the two preceding sentences following the removal of an account from the Borrowing Base, U.S. Bank may use the power of attorney granted in this paragraph to take any and all steps or actions U.S. Bank reasonably believes are necessary to cause a claim to be made under the Credit Insurance Policy for payment in full of the account in question (which actions that may be taken by U.S. Bank include, but are not limited to, providing notice of default to the Account Debtor, providing proof of loss to the insurer under the Credit Insurance Policy, or asserting a claim for payment under the policy with respect to the account in question). Notwithstanding the power of attorney granted herein, U.S. Bank shall have no obligation to take any action on behalf of Daw or any of the Guarantors under or with respect to the Credit Insurance Policy.


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               1.12 New Maturity Date of the Revolving Credit Facility. Subject
to the terms of this Fifth Amendment, U.S. Bank hereby agrees to continue to make Advances available to Daw through August 31, 2000, in accordance with the terms of the Loan Agreement (as modified hereby). In that regard, the maturity date of the Note and revolving credit facility governed by the Loan Agreement hereby are extended to August 31, 2000.

                                   SECTION II
                              CONDITIONS PRECEDENT

               2.1 Conditions Precedent. This Fifth Amendment, and U.S. Bank's agreement to extend and modify the revolving credit facility U.S. Bank makes available to Daw on the basis set forth in this Fifth Amendment, shall not be effective until all of the following events occur:

               (a) Execution of the Fifth Amendment. Daw executes this Fifth Amendment and delivers it to U.S. Bank;

               (b) Execution of the Note Amendment Agreement. Daw executes the Note Amendment Agreement and delivers it to U.S. Bank;

               (c) Payment of Attorney Fees. Daw pays U.S. Bank $1,250 for attorney fees related to the negotiation and preparation of this Fifth Amendment;

               (d) Payment of Loan Fees. Daw pays U.S. Bank $30,000 with respect to the loan fees owed pursuant to paragraph 1.5 of this Fifth Amendment; and

               (e) Execution of the Guaranty, the Guarantors' Security Agreement, and the Guarantors' Financing Statements. The Guarantors shall execute and deliver to U.S. Bank the Guaranty, the Guarantors' Security Agreement, and the Guarantors' Financing Statements (as those terms are defined in paragraph 3.2 of this Fifth Amendment).

If all of the above-described conditions precedent are not satisfied by March 13, 2000, this Fifth Amendment shall not be effective and the parties' rights and obligations shall continue to be governed by the Loan Documents.

                                   SECTION III

                         COLLATERAL FOR THE INDEBTEDNESS

               3.1 Continued Validity of the Security Agreements Previously Executed by Daw. Daw hereby expressly reaffirms and acknowledges the validity of the Security Agreements, the accuracy of the information contained in those documents, and its grant of security interests and liens in favor of U.S. Bank in the Collateral. Daw acknowledges and agrees that the Security Agreements, and the security interests and liens created by those agreements, secure payment of the Indebtedness. Furthermore, Daw acknowledges and agrees that the Security Agreements, and the security interests and liens created thereby, shall continue in full force and effect after the execution of this Fifth Amendment.


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               3.2 The Guaranty, the Guarantors' Security Agreement, and the
Guarantors' Financing Statements. Prior to or contemporaneously with the execution of this Fifth Amendment, the Guarantors shall execute and deliver to U.S. Bank a guaranty (the "Guaranty") in form and content satisfactory to U.S. Bank whereby the Guarantors guarantee payment of the Indebtedness and performance of all of Daw's obligations under the Loan Documents. At the same time, the Guarantors shall execute and deliver to U.S. Bank a security agreement (the "Guarantors' Security Agreement") in form and content satisfactory to U.S. Bank whereby the Guarantors grant a security interest in all of their personal property to secure their obligations under the Guaranty and Daw's obligations under the Loan Documents. In addition, the Guarantors shall execute financing statements (the "Guarantors' Financing Statements") in form and content satisfactory to U.S. Bank with respect to the assets described in the Guarantors' Security Agreements. Following execution of the Guarantors' Security Agreement, references herein and in the Loan Agreement to the Collateral shall include the assets of the Guarantors described in the Guarantors' Security Agreement.

               3.3 Additional Financing Statements; Other Documents. Daw hereby agrees that until the Indebtedness has been paid in full, Daw promptly shall execute and deliver to U.S. Bank (and shall cause the Guarantors to execute and deliver to U.S. Bank) all documents deemed necessary or desirable by U.S. Bank to evidence, perfect, or continue U.S. Bank's security interests or liens in the Collateral. Among other things, if requested to do so by U.S. Bank, Daw shall cause each of the Guarantors to sign separate guaranties and security agreements in favor of U.S. Bank in form and content substantially similar to the Guaranty and the Guarantors' Security Agreements. The failure of any Guarantor to sign and return any such document to U.S Bank within ten days of the date U.S. Bank delivers the document to Daw shall constitute an Event of Default hereunder.

                                   SECTION IV

                            MISCELLANEOUS PROVISIONS

               4.1 Daw's Commitment to Locate a New Lender. The parties to this Fifth Amendment desire to discontinue their banking relationship not later than August 31, 2000 (when the Note matures). Daw hereby represents and warrants that it will use its best reasonable efforts to locate a new lender and replace U.S. Bank as soon as possible (and in any event not later than August 31, 2000). In that regard, Daw hereby agrees that by May 31, 2000, Daw shall deliver to U.S. Bank a written commitment from another lender that demonstrates to U.S. Bank's reasonable satisfaction that Daw will be able to obtain a new loan or loans sufficient to enable Daw to repay in full its obligations to U.S. Bank pursuant to the Note by August 31, 2000. If Daw fails to comply with the provisions of the preceding sentence, then as of June 1, 2000, the interest rate charged by U.S. Bank on the principal amount outstanding under the Note shall increase to the Prime Rate plus 5 percent per annum and Daw shall pay U.S. Bank a $10,000 fee (which U.S. Bank hereby is authorized to deduct from any account maintained by Daw with U.S. Bank without notice to Daw).

               4.2 No Agreement to Lend Additional Sums. Daw acknowledges and agrees that, except as specified in the Loan Agreement (as modified and amended by this Fifth Amendment), U.S. Bank has made no commitment to extend credit or to lend funds to Daw and that U.S. Bank has no obligation to do so. Daw acknowledges and agrees that this means, among


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other things, that U.S. Bank is not obligated to provide Daw a domestic line of credit once contemplated by the parties hereto, or the foreign accounts receivable credit facility guaranteed by the ExIm Bank previously discussed by U.S. Bank and Daw.

               4.3 Expenses of U.S. Bank. Daw shall reimburse U.S. Bank for all expenses incurred by U.S. Bank, including, but not limited to, collateral appraisals, collateral examination and inspection costs, and the reasonable fees and expenses of legal counsel for U.S. Bank in connection with the analysis of the existing banking relationship between Daw and U.S. Bank, the preparation, negotiation, closing, administration, amendment, modification, and enforcement of this Fifth Amendment, or the agreement evidenced hereby; the preservation, protection, or disposition of the Collateral (or U.S. Bank's security interests therein); or as required by applicable law, rules, policies, and regulations. The amounts owed by Daw pursuant to the preceding sentence of this Fifth Amendment are part of the Indebtedness and shall be paid by Daw within ten days of the date U.S. Bank provides Daw with written notice requesting payment of such costs and expenses, or on August 31, 2000, whichever occurs first.

               4.4 Release of Claims. Daw hereby releases and forever discharges U.S. Bank and U.S. Bank's agents, principals, successors, assigns, employees, officers, directors, and attorneys, and each of them, of and from any and all claims, demands, damages, suits, rights, defenses, offsets, or causes of action of every kind and nature that Daw has or may have as of the date it executes this Fifth Amendment, whether known or unknown, contingent or matured, foreseen or unforeseen, asserted or unasserted, including, but not limited to, all claims for compensatory, general, special, consequential, incidental, and punitive damages, attorney fees, and equitable relief, other than U.S. Bank's obligations under this Fifth Amendment and the Loan Agreement (as modified hereby) arising on and after the date hereof.

               4.5 Waiver of Existing Defaults. Daw hereby acknowledges and agrees that it is in default with respect to various terms and conditions of the Loan Agreement, including the provision specifying that the amount owed by Daw pursuant to the Note shall not exceed the amount of the Borrowing Base and the fact that the Note matured prior to the date of this Fifth Amendment and was not repaid by Daw as agreed. Daw's existing defaults under the Loan Agreement are referred to in this Fifth Amendment as the "Existing Defaults." At the time this Fifth Amendment becomes effective, U.S. Bank shall waive the Existing Defaults.

               4.6 Cash Collateral Account. Daw acknowledges the existence of the Cash Collateral Account at U.S. Bank in connection with the parties' banking relationship. Daw hereby represents and warrants that, except as specified in the following sentence, until the Note is paid in full and U.S. Bank has no further commitment to lend to Daw, Daw shall deposit (or cause to be deposited) all proceeds of all of the Collateral into the Cash Collateral Account for application to Daw's obligations pursuant to the Note. Notwithstanding the foregoing, Daw and the Guarantors shall not be required to deposit proceeds of their foreign accounts receivable into the Cash Collateral Account at any time that Eligible Insured Foreign Accounts are not included in the Borrowing Base.

               4.7 Financial Information. Daw will deliver to U.S. Bank the statements, reports, and other information listed below:


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               (a) Annual Audited Statement. As soon as available and in any event by June 30, 2000, the consolidated balance sheet of Daw as of the end of its 1999 fiscal year and the related statements of income and retained earnings and statement of changes in financial position of Daw for such year, accompanied by the audit report thereon by independent certified public accountants selected by Daw and reasonably satisfactory to U.S. Bank (which reports shall be prepared in accordance with generally accepted accounting principles consistently applied and shall not be qualified by reason of restricted or limited examination of any material portion of Daw's records and shall contain no disclaimer of opinion or adverse opinion except such as U.S. Bank in its sole discretion determines to be immaterial;

               (b) Monthly Financial Statement and Certificate. As soon as available and in any event within 25 days after the end of each month, the unaudited balance sheet and statement of income and retained earnings of Daw as of the end of such month (and for the period from the start of the fiscal year to the end of such month) accompanied by a certificate of an authorized officer of Daw that such unaudited balance sheet and statement of income and retained earnings present fairly the financial position and the results of operations of Daw as of the end of and for such month and that since the fiscal year-end report referred to in clause (a) there has been no material adverse change in the financial condition or operations of Daw as shown on the balance sheet as of said date;

               (c) Monthly Report Regarding Accounts Receivable. Within 25 days after the end of each month, a report with respect to Daw's accounts receivable (foreign and domestic) as of the last day of the preceding month, which reports shall be in a form reasonably satisfactory to U.S. Bank;

               (d) Monthly Report Regarding Work in Progress. Within 25 days of the end of each month, a report with respect to Daw's work in progress as of the end of the preceding month, which reports shall be in a form reasonably satisfactory to U.S. Bank;

               (e) Monthly Borrowing Certificate. Within 25 days after the end of each month, a written report identifying Daw's Eligible Domestic Accounts and Eligible Insured Foreign Accounts as of the end of the prior month, all reconciled to Daw's balance sheet as of the end of the month in question;

               (f) Monthly Report Regarding Accounts Payable. Within 25 days after the end of each month, a report with respect to Daw's accounts payable as of the end of the preceding month, which reports shall provide reasonable detail regarding the aging of such accounts payable and shall otherwise be in a form reasonably satisfactory to U.S. Bank;

               (g) Monthly Report Regarding Refinancing Efforts. Within 25 days after the end of each month, a written report in a form reasonably satisfactory to U.S. Bank identifying in reasonable detail the status as of the end of the preceding month of Daw's efforts to locate a new lender or lenders to replace U.S. Bank;

               (h) Shareholder Reports. As soon as available (and within 45 days of the end of each calendar quarter for Form 10Q's and within 180 days of the end of each fiscal


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
        year for Form 10K's), all reports sent by Daw to its shareholders and all quarterly and annual reports filed by Daw with the Securities and Exchange Commission and each other governmental authority having jurisdiction over Daw;

               (i) Tax Returns. As soon as available (and not more than 30 days after filing), Daw's federal income tax returns for 1998 and 1999; and

               (j) Other Information. All other statements, reports, and other information as U.S. Bank reasonably may request concerning the financial condition and business affairs of Daw.

If Daw does not timely provide U.S. Bank the information required pursuant to any or all of subparagraphs 4.7(a), 4.7(h), or 4.7(i), Daw shall pay U.S. Bank a late reporting fee of $1,000 per each report not timely provided to U.S. Bank. If Daw does not provide each of the reports specified in subparagraphs 4.7(b) through 4.7(g) each month, Daw shall pay U.S. Bank a late reporting fee of $1,000 for each month in which all of the reports are not timely delivered to U.S. Bank. Daw hereby authorizes U.S. Bank to deduct such fees from any account maintained by Daw with U.S. Bank without notice to Daw.

               4.8 Capital Expenditures. Daw shall not make capital expenditures (including expenditures with respect to capital leases) that in the aggregate exceed the sum of $250,000 during the period from March 1, 2000, through August 31, 2000 (provided, however, that amounts paid by Daw in respect of its real property lease obligations shall not be included in the foregoing limitation).

                                    SECTION V

                              DEFAULT AND REMEDIES

               5.1 Events of Default. The occurrence of any of the following events ("Event(s) of Default") shall constitute a default by Daw under this Fifth Amendment and the Loan Documents:

               (a) Failure to Pay. Daw fails to pay any amount owed to U.S. Bank pursuant to the Note when such amount is due and such failure shall continue for three business days following written notice from U.S. Bank;

               (b) Failure to Pay Attorney Fees and Costs. Daw fails to pay U.S. Bank's attorney fees, costs, and expenses as required by paragraph 4.3 of this Fifth Amendment and such failure shall continue for three business days following written notice from U.S. Bank;

               (c) Failure to Comply with Other Obligations. Daw fails to comply with any other covenant, agreement, term, or condition imposed upon Daw by this Fifth Amendment, the Loan Documents, or any other agreement between Daw and U.S. Bank (or among Daw, U.S. Bank, and any third party or parties), including, but not limited to, Daw's obligation under the third sentence of paragraph 4.1 to deliver a lending commitment letter to U.S. Bank by May 31, 2000, and does not remedy or cure such failure within ten days following written notice from U.S. Bank of such failure;

                (d) Diminution in the Value of the Collateral. A material diminution in the value of all or any material portion of the Collateral;

                (e) Incorrect or Misleading Statement. Any material statement, representation, or warranty made by Daw in this Fifth Amendment, or in any oral or written statement furnished to U.S. Bank, whether prior to, contemporaneously with, or subsequent to the delivery of this Fifth Amendment, proves to have been incorrect or misleading in any material respect when made; or

                (f) Receivership/Bankruptcy. A receiver or trustee is appointed for Daw, or for any substantial part of its assets, or any bankruptcy case is instituted by or with respect to Daw.

               5.2 Acceleration. At the option of U.S. Bank, upon the occurrence of any Event of Default, the Indebtedness immediately shall be due and payable and U.S. Bank shall have no obligation to extend any further credit to Daw.

               5.3 Remedies. Following the occurrence of an Event of Default, U.S. Bank immediately and without notice to Daw may exercise any or all of its rights and remedies under the Loan Documents and applicable law, all of which rights and remedies are cumulative.

                                   SECTION VI

                                  GENERAL TERMS

               6.1 Assignment. U.S. Bank reserves the right to transfer or assign, without notice to or consent by Daw, any or all of the powers, rights, title, and interests held by U.S. Bank under this Fifth Amendment, the Loan Documents, or any other agreements between the parties to this Fifth Amendment (or among those parties and any third party or parties). Those agreements may not be assigned by Daw by operation of law, or otherwise, without U.S. Bank's prior, written consent, and any such attempted assignment shall be void and entirely without effect.

               6.2 Captions. Any captions for the sections of this Fifth Amendment are for convenience only and do not control or affect the meaning or construction of any of the provisions of this Fifth Amendment.

               6.3 Severability. If any term, condition, or provision of this Fifth Amendment, or any other document or instrument referred to in this Fifth Amendment, is held invalid for any reason, such offending term, condition, or provision shall be stricken therefrom, and the remainder of this Fifth Amendment shall not be affected thereby.

               6.4 Status of Loan Documents; Amendments. The Loan Documents may be amended or modified only by a written agreement signed by an authorized representative of Daw


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
and an authorized representative of U.S. Bank that by its terms expressly supersedes, modifies, amends, or alters those documents.

               6.5 Continued Effectiveness of the Loan Documents. The Loan Documents remain in full force and effect and are binding and enforceable in accordance with their terms (as modified hereby and by the Note Amendment Agreement). Following the execution of this agreement, references in the Loan Agreement to the "Agreement" mean the Loan Agreement, as amended hereby.

               6.6 Negotiated Agreement. This Fifth Amendment is a negotiated agreement. In the event of any ambiguity in this Fifth Amendment, such ambiguity shall not be subject to a rule of contract interpretation that would cause the ambiguity to be construed against either of the parties to this Fifth Amendment.

               6.7 Voluntary and Entire Agreement. The only consideration for the execution of this Fifth Amendment is the consideration expressly recited herein. This Fifth Amendment and the other agreements and instruments referred to in this Fifth Amendment set forth and constitute the entire agreement among the parties hereto with respect to the subject matter of this Fifth Amendment. No oral promise or agreement of any kind or nature, other than those that have been reduced to writing and set forth herein, has been made among U.S. Bank and Daw. Daw acknowledges that it has been, or has had the opportunity to be, represented by legal counsel in connection with the negotiation and execution of this Fifth Amendment and the other agreements and instruments referred to in this Fifth Amendment. Daw fully understands the meaning and intent of this Fifth Amendment and voluntarily executed this Fifth Amendment and the other agreements and instruments referred to in this Fifth Amendment.

               6.8 Construction and Conflict with Other Agreements. In the event of any conflict between the terms of this Fifth Amendment and the terms of any other agreements or instruments referred to in this Fifth Amendment, the terms of this Fifth Amendment shall control.

               6.9 Waivers. No waiver of any provision of this Fifth Amendment, the Loan Documents, or any other agreement between the parties hereto, nor consent to any failure by Daw to comply with such provisions, shall be effective unless the same shall be in writing and signed by U.S. Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

               6.10 Applicable Law. Notwithstanding anything in the Loan Documents to the contrary, the Loan Documents, this Fifth Amendment, and any other instruments or agreements required or contemplated hereunder shall be governed by, and construed under, the laws of the state of Oregon without regard to principles of conflicts of law.

               6.11 Venue. Daw submits to the jurisdiction of any state or federal court sitting in Portland, Oregon, in relation to any controversy or dispute between the parties under the Loan Documents and hereby waives any claim that such forum is not convenient, or that another forum is more convenient.


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
               6.12 STATUTORY NOTICES. UNDER OREGON LAW, MOST AGREEMENTS, PROMISES, AND COMMITMENTS MADE BY U.S. BANK CONCERNING LOANS AND OTHER CREDIT EXTENSIONS THAT ARE NOT FOR PERSONAL, FAMILY, OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION, AND BE SIGNED BY U.S. BANK TO BE ENFORCEABLE. BY UTAH STATUTE (UCA 25-5-4) THE FOLLOWING DISCLOSURE IS REQUIRED: THIS FIFTH AMENDMENT IS A FINAL EXPRESSION OF THE AGREEMENT BETWEEN U.S. BANK AND DAW AND MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY ALLEGED ORAL AGREEMENT. DAW

ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS FIFTH AMENDMENT.

U.S. BANK NATIONAL ASSOCIATION          DAW TECHNOLOGIES, INC.



By                                      By
  -------------------------------          -------------------------------
  Betty J. Kinoshita                       Ronald W. Daw
  Vice President                           President



                                        By
                                           -------------------------------
                                           Michael J. Schifsky
                                           Executive Vice President and
                                           Chief Financial Officer


                                      -15-